EXHIBIT 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation by reference in this Registration Statement of Double Eagle Petroleum Co. on Amendment No. 1 to Form S-3 to be filed with the Securities and Exchange Commission on or about January 18, 2010, of information from our reserves report submitted to Double Eagle Petroleum Co., for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Netherland, Sewell & Associates, Inc.
By:	/s/ Thomas J. Tella II
Thomas J. Tella II, P.E.
Senior Vice President

Dallas, Texas
January 18, 2010